Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of January 6, 2012 (this “Amendment”), to the Revolving Credit Agreement, dated as of July 13, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (the “Borrower”), the Banks party thereto (each a “Bank” and collectively the “Banks”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as Syndication Agent (in such capacity, together with any successor syndication agent, the “Syndication Agent”), SUNTRUST BANK (“Suntrust”), U.S. BANK NATIONAL ASSOCIATION (“USBNA”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFBNA” and together with Suntrust and USBNA, the “Documentation Agents”) and CITIBANK, N.A. (“Citibank”), DEUTSCHE BANK SECURITIES INC. (“DBS”) and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF” and together with Citibank and DBS, the “Co-Documentation Agents”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to Section 2.1(b) of the Credit Agreement, the Borrower has elected to add new Dollar Commitments and Alternate Currency Commitments (the “New Commitments”) under the Credit Agreement;

WHEREAS, the Borrower has selected Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, National Association (“Wells Fargo”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), to serve as the joint lead arrangers with respect to the New Commitments, JPMorgan to serve as the Syndication Agent with respect to the New Commitments, Wells Fargo, U.S. Bank, National Association and SunTrust Bank, to serve as the Documentation Agents with respect to the New Commitments, and Deutsche Bank AG, New York Branch, Royal Bank of Canada, The Bank of Nova Scotia, PNC Bank, National Association, Barclays Bank Plc and Morgan Stanley Bank, N.A., to serve as the Co-Documentation Agents with respect to the New Commitments; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Banks amend the Credit Agreement to add such New Commitments and to make certain other modifications thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to all of the terms and conditions set forth herein:

1.1 New Definition. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

“‘Amendment No. 1 Effective Date’ means January 6, 2012.”

1.2 Definition of Alternate Currency Commitment. The definition of “Alternate Currency Commitment” is hereby amended by deleting the phrase “$250,000,000” appearing at the end thereof and replacing it with the phrase “$350,000,000”.

1.3 Definition of Dollar Commitment. The definition of “Dollar Commitment” is hereby amended by deleting the phrase “$1,000,000,000” appearing at the end thereof and replacing it with the phrase “$1,400,000,000”.

1.4 Definition of Dollar Sublimit. The definition of “Dollar Sublimit” is hereby amended by deleting the phrase “One Billion Dollars ($1,000,000,000)” appearing therein and replacing it with the phrase “One Billion Four Hundred Million Dollars ($1,400,000,000)”.

1.5 Section 2.1(a). Section 2.1(a) of the Credit Agreement is hereby amended by deleting the phrase “$1,250,000,000” appearing in clause (i) of the third sentence thereof and replacing it with the phrase “$1,750,000,000”.

1.6 Section 2.1(b)(ii). Section 2.1(b)(ii) of the Credit Agreement is hereby amended by (i) adding the phrase “after the Amendment No. 1 Effective Date and” after the words “At any time” in the first line, and (ii) deleting the phrase “$1,750,000,000” appearing therein and replacing it with the phrase “$2,250,000,000”.

1.7 Section 5.1(c). Section 5.1(c)(ii)(y)(1) of the Credit Agreement is hereby amended to add the following proviso:

“; provided, however, that, from and after the acquisition by the Borrower, directly or indirectly, of equity interests (the “Archstone Interests”) of various affiliates of Archstone (the “Archstone Affiliates”) and for so long as any of such Archstone Affiliates constitutes an Investment Affiliate under this Agreement, the certification pursuant to this Section 5.1(c)(ii)(y)(1) shall be prepared without taking into account the investment in the Archstone Interests and the Borrower shall also deliver to each of the Banks within 80 days after the end of each of the first three quarters of each fiscal year of the Borrower and within 140 days after the end of each fiscal year of the Borrower an additional certification of the matters required by this Section 5.1(c)(ii)(y)(1) that does take into account the investment in the Archstone Interests”

SECTION 2. Commitments of Existing Banks.

2.1 Existing Commitments. The Dollar Commitment and Alternate Currency Commitment of each Bank that does not provide a New Commitment shall remain unchanged upon this Amendment becoming effective.

2.2 New Commitments. Upon this Amendment becoming effective:

(a) The Dollar Commitment of each Bank that provides a New Commitment shall equal the sum of (i) the Dollar Commitment of such Bank as in effect immediately prior to this Amendment becoming effective and (ii) the amount set forth as such Bank’s Dollar Commitment next to the name of such Bank on Schedule I attached hereto; and

(b) The Alternate Currency Commitment of each Bank that provides a New Commitment shall equal the sum of (i) the Alternate Currency Commitment of such Bank as in effect immediately prior to this Amendment becoming effective and (ii) the amount set forth as such Bank’s Alternate Currency Commitment next to the name of such Bank on Schedule I attached hereto.

2.3 Aggregate Amount of New Commitments. The aggregate amount of the New Commitments shall not exceed $500,000,000. The New Commitments shall constitute Commitments under, and shall be entitled to all the benefits afforded by, the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the EQR Guaranty.

2.4 Pro Rata Share Recalculation. In accordance with Section 2.1(b) of the Credit Agreement, within five Business Days after the Amendment No. 1 Effective Date (in the case of any Base Rate Loans outstanding) or at the end of the current Interest Period (in the case of any Euro-Dollar Loans outstanding), as applicable, each Bank’s Pro Rata Share shall be recalculated to reflect the New Commitments established pursuant to this Section 2 and the outstanding principal balance of Committed Loans owed to each Bank shall be equal to such Bank’s Pro Rata Share (as recalculated). As of the Amendment No. 1 Effective Date, all payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall at all times thereafter be made in accordance with each Bank’s recalculated Pro Rata Share.

SECTION 3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 1 Effective Date”) by the Administrative Agent:

(a) The Administrative Agent shall have received duly executed counterparts of this Amendment, duly executed by the Borrower, the Required Banks, each Bank that provides a New Commitment and the Administrative Agent;

(b) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(c) No change, occurrence or development shall have occurred since September 30, 2011 (other than the proposed acquisition of 26.5% of the equity interests of various affiliates of Archstone by the Borrower and/or its affiliates and any financing in connection therewith), that has had or could reasonably be expected to have a Material Adverse Effect;

(d) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of EQR certifying the accuracy of (i) the charter of EQR, (ii) the bylaws of EQR, (iii) the certificate of formation of EQR-Enterprise Holdings, LLC (the “Specified Subsidiary”), (iv) the limited liability company agreement of the Specified Subsidiary, (v) the resolutions adopted by EQR’s Board of Trustees authorizing the execution, delivery and performance of this Amendment and the Subsidiary Guaranty (as defined below), (vi) the limited partnership agreement of ERP and (vii) the incumbency and specimen signature of each of EQR’s officers authorized to execute this Amendment on behalf of the Borrower and EQR and the Subsidiary Guaranty on behalf of the Specified Subsidiary, in each case together with copies of same (or, in the case of clauses (i) and (vi), referencing such items as previously filed with the Securities and Exchange Commission); and

(e) The Administrative Agent shall have received an opinion of DLA Piper LLP (US), counsel for the Borrower and EQR, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4. Subsidiary Guaranty; Mergers and Consolidations of the Specified Subsidiary; Subsidiary Guaranty Release Event.

(a) The Borrower hereby agrees that if any loan is made to a Subsidiary of the Borrower under the Term Loan Agreement, dated as of January 6, 2012 (the “Delayed Draw Term Loan Agreement”), among the Specified Subsidiary, the Borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, Deutsche Bank AG, New York Branch, as syndication agent, Wells Fargo Bank, National Association, Royal Bank of Canada and U.S. Bank National Association, as documentation agents, and SunTrust Bank, The Bank of Nova Scotia and PNC Bank, National Association, as co-documentation agents, then, on or prior to such date as such loan is made to such Subsidiary (such date, the “Delayed Draw Term Loan Funding Date”), the Borrower will cause such Subsidiary to execute and deliver to the Administrative Agent the guaranty agreement in the form attached as Annex I hereto (the “Subsidiary Guaranty”). The parties hereto hereby acknowledge and agree that, upon the execution and delivery thereof by a Subsidiary of the Borrower, the Subsidiary Guaranty will be a Loan Document.

(b) The Borrower hereby agrees that if at any time the Specified Subsidiary is merged or consolidated with and into another Subsidiary of the Borrower (the Subsidiary surviving such merger, if not the Specified Subsidiary, being referred to herein as the “Surviving Subsidiary”), then (i) on or prior to the later to occur of (x) the effective date of such merger or consolidation (the “Merger Effective Date”) and (y) the Delayed Draw Term Loan Funding Date, the Borrower will cause the Surviving Subsidiary to deliver an officer’s certificate of the Surviving Subsidiary to the Administrative Agent certifying the accuracy of (A) the charter or certificate of formation, as applicable, of the Surviving Subsidiary, (B) the limited liability company operating agreement, limited partnership agreement or bylaws, as applicable, of the Surviving Subsidiary, (C) resolutions authorizing the execution, delivery and performance of the Subsidiary Guaranty by the Surviving Subsidiary and (D) the incumbency and specimen signature of each of the officers that are authorized to execute the Subsidiary Guaranty on behalf of the Surviving Subsidiary, in each case together with copies of same and (ii) in the event such merger or consolidation is consummated after the Delayed Draw Term Loan Funding Date, the Borrower will cause the Surviving Subsidiary on the Merger Effective Date to assume all of the obligations of the Specified Subsidiary under the Subsidiary Guaranty pursuant to documentation reasonably satisfactory to the Administrative Agent.

(c) If at any time following the Delayed Draw Term Loan Funding Date (i) all loans made to the Specified Subsidiary or the Surviving Subsidiary, as applicable, under the Delayed Draw Term Loan Agreement are no longer outstanding and (ii) the Administrative Agent has received a certificate, duly executed by the Borrower, to that effect (the occurrence of clauses (i) and (ii) being referred to herein as a “Subsidiary Guaranty Release Event”), then the Subsidiary Guaranty shall automatically terminate and be released. Following any such Subsidiary Guaranty Release Event and without the requirement for any consent or approval under Section 9.5 of the Credit Agreement, the

Administrative Agent shall promptly execute and deliver such documents and agreements reasonably requested by the Borrower confirming the termination and release of the Subsidiary Guaranty, all at the sole expense of the Borrower.

SECTION 5. Representations and Warranties. After giving effect to this Amendment, the Borrower reaffirms and restates the representations and warranties set forth in the Credit Agreement and in the other Loan Documents and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except (i) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date, (ii) the representation and warranty set forth in Section 4.4(c)(i) of the Credit Agreement, and (iii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification). The Borrower represents and warrants (which representations and warranties shall survive execution and delivery hereof) to the Administrative Agent and the Banks that:

(a) it has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution and delivery on behalf of the Borrower and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby;

(b) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law;

(c) no Default or Event of Default has occurred and is continuing;

(d) no consent of any Person (including, without limitation, any of its equity holders or creditors), and no filing, recording or registration with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment, other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect; and

(e) after giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery and performance of this Amendment (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, the consequences of which conflict, breach or default would have a Material Adverse Effect.

SECTION 6. Fees and Expenses.

(a) The Borrower agrees to pay all fees of Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with any other arrangers identified as joint lead arrangers and joint bookrunners, the “Arrangers”) and the Administrative Agent as set forth in one or more separate fee letters among the Borrowers, one or more Arrangers and/or the Administrative Agent.

(b) The Borrower acknowledges and agrees that its payment obligations set forth in Section 9.3 of the Credit Agreement include the reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Arrangers in connection with the preparation, execution and delivery of this Amendment, and any other documentation contemplated in connection herewith or therewith (whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Kaye Scholer LLP, in its capacity as counsel to the Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SECTION 7. Ratification.

(a) This Amendment is a Loan Document. Except as herein agreed, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Borrower. The Borrower hereby (i) confirms and agrees that it is truly and justly indebted to the Administrative Agent and the Banks in the aggregate amount of the outstanding Loans without defense, counterclaim or offset of any kind whatsoever, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the other Loan Documents.

(b) After giving effect to this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(c) This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition in the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default, whether or not known to the Administrative Agent or any of the Banks, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Banks may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 8. Affirmation of EQR Guaranty. EQR hereby approves and consents to this Amendment and the transactions contemplated by this Amendment, and hereby agrees and affirms that its guarantee of payment of the Guaranteed Obligations (as defined in the

EQR Guaranty) continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to all of the Borrower’s Obligations under (i) the Credit Agreement (including, without limitation, those Obligations arising in respect of the New Commitments provided for in this Amendment) and (ii) all of the other Loan Documents, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 9. Counterparts. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in portable document format) shall be effective as delivery of a manually executed counterpart.

SECTION 10. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11. Severability.

If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 12. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

SECTION 13. Headings. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.

ERP OPERATING LIMITED PARTNERSHIP, as Borrower

By:	Equity Residential, its sole general partner

By:	/s/ Robert A. Garechana
Name: Robert A. Garechana Title: First Vice President and Treasurer

Facsimile number: (312) 454-0039
Address:	Two North Riverside Plaza Suite 400 Chicago, Illinois 60606 Attn: Chief Financial Officer

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

EQUITY RESIDENTIAL

By:	/s/ Robert A. Garechana
Name: Robert A. Garechana Title: First Vice President and Treasurer

Facsimile number: (312) 454-0039
Address:	Two North Riverside Plaza Suite 400 Chicago, Illinois 60606 Attn: Chief Financial Officer

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Michael W. Edwards
Name: Michael W. Edwards Title: Senior Vice President

Telecopier number:	312-992-9767

Address:	135 S. LaSalle Street

IL4-135-06-61

Chicago, IL 60603

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Michael W. Edwards
Name: Michael W. Edwards
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Bank

By:	/s/ James Rolison
Name: James Rolison
Title: Managing Director

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title: Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as Co-Documentation Agent

By:	/s/ James Rolison
Name: James Rolison
Title: Managing Director

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title: Director

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

By:	/s/ Winita Lau
Name: Winita Lau
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

ROYAL BANK OF CANADA, as Co-Documentation Agent and as a Bank

By:	/s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

By:	/s/ Curt M. Steiner
Name: Curt M. Steiner
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

SUNTRUST BANK, as Documentation Agent and as a Bank

By:	/s/ Nancy B. Richards
Name: Nancy B. Richards
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

THE BANK OF NOVA SCOTIA, as Co-Documentation Agent and as a Bank

By:	/s/ Paula J. Czach
Name: Paula J. Czach
Title: Managing Director

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

SCOTIABANC INC., as a Bank

By:	/s/ J.F. Todd
Name: J.F. Todd
Title: Managing Director

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Bank

By:	/s/ John Murphy
Name: John Murphy
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Bank

By:	/s/ Marc Costantino
Name: Marc Costantino
Title: Executive Director

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

BARCLAYS BANK PLC, as Co-Documentation Agent and as a Bank

By:	/s/ Michael Mozer
Name: Michael Mozer
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A., as Co-Documentation Agent and as a Bank

By:	/s/ Nick Zangari
Name: Nick Zangari
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

THE BANK OF NEW YORK MELLON, as Managing Agent and as a Bank

By:	/s/ Kenneth McDonnell
Name: Kenneth McDonnell
Title: Managing Director

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

COMPASS BANK, as Managing Agent and as a Bank

By:	/s/ Don Byerly
Name: Don Byerly
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

HSBC BANK USA, NA, as a Bank

By:	/s/ Barbara Isaacman
Name: Barbara Isaacman
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

REGIONS BANK, as a Bank

By:	/s/ Lori Chambers
Name: Lori Chambers
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

UNION BANK, N.A., as a Bank

By:	/s/ Andrew Romanosky
Name: Andrew Romanosky
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

COMERICA BANK, as a Bank

By:	/s/ Charles Weddell
Name: Charles Weddell
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ Laurance J. Bressler
Name: Laurance J. Bressler
Title: Managing Director

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

MIZUHO CORPORATE BANK, LTD., as a Bank

By:	/s/ Noel Purcell
Name: Noel Purcell
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

SUMITOMO MITSUI BANKING CORP., NEW YORK, as a Bank

By:	/s/ William G. Karl
Name: William G. Karl
Title: Managing Director

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Bank

By:	/s/ Anne Hafer
Name: Anne Hafer
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

CAPITAL ONE, N.A., as a Bank

By:	/s/ Ashish Tandon
Name: Ashish Tandon
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

CITIBANK, N.A., as a Bank

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

ANNEX I

FORM OF SUBSIDIARY GUARANTY

ANNEX I

GUARANTY OF PAYMENT

(FORM OF SUBSIDIARY GUARANTY (REVOLVING CREDIT

AGREEMENT))

GUARANTY OF PAYMENT (this “Guaranty”), made as of             , 20            , between             , a             , having an address at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 (“Guarantor”), and BANK OF AMERICA, N.A., having an office at 231 South LaSalle Street, Chicago, Illinois 60697, as administrative agent (“Administrative Agent”) for the banks (the “Banks”) party to the Revolving Credit Agreement (as the same may be amended (including, pursuant to the terms of the First Amendment (as defined below)), modified, supplemented or restated, the “Agreement”), dated as July 13, 2011, among ERP OPERATING LIMITED PARTNERSHIP (“Borrower”), the Banks, Administrative Agent, JPMORGAN CHASE BANK, N.A., as Syndication Agent, SUNTRUST BANK, U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agents, and CITIBANK, N.A., DEUTSCHE BANK SECURITIES INC. and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents.

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions of the Agreement, each of the Banks has agreed to make loans (hereinafter collectively referred to as the “Loans”) and otherwise extend credit to Borrower in an aggregate principal amount the Dollar Equivalent Amount of which is not to exceed $1,750,000,000 (which amount may be increased to an amount not to exceed $2,250,000,000);

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement;

WHEREAS, Guarantor is a Subsidiary of Borrower; and

WHEREAS, in order further to induce the Administrative Agent and the Banks to enter into Amendment No. 1 to Revolving Credit Agreement, dated as of January 6, 2012, among Borrower, Administrative Agent and the Required Banks (the “First Amendment”), Guarantor has agreed to enter into this Guaranty;

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the making of the Loans and the other extensions of credit under the Agreement by the Banks to Borrower, and in order to induce the Administrative Agent and the Banks to enter into the First Amendment, Guarantor hereby agrees as follows:

1. Guarantor, on behalf of itself and its successors and assigns, hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment when due, whether at stated maturity or otherwise, of all Obligations of Borrower now or hereafter existing under the Agreement and the other Loan Documents, for principal and/or interest as well as any and all other amounts due thereunder, including, without limitation, all indemnity obligations of Borrower thereunder, and any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or the Banks in enforcing its or their rights under this Guaranty (all of the foregoing obligations being the “Guaranteed Obligations”); provided, however, in no event shall Guarantor’s obligations hereunder in respect of the Guaranteed Obligations at any time exceed the aggregate outstanding amount of debt and other obligations of Guarantor (including, without limitation, the aggregate outstanding amount of loans made to Guarantor ) under the Delayed Draw Term Loan Agreement (as such term is defined in the First Amendment) and the other Loan Documents (as such term is defined in the Delayed Draw Term Loan Agreement) at such time.

2. It is agreed that the Guaranteed Obligations are primary and this Guaranty shall be enforceable against Guarantor and its successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent or any Bank against Borrower or its respective successors or assigns or any other Person or against any security for the payment and performance of the Guaranteed Obligations and without the necessity of any notice of non-payment or non-observance or of any notice of acceptance of this Guaranty or of any notice or demand to which Guarantor might otherwise be entitled (including, without limitation, diligence, presentment, notice of the incurrence of any Guaranteed Obligations, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guaranteed Obligations, notice of adverse change in Borrower’s or any guarantor’s financial condition and any other fact which might materially increase the risk to Guarantor), all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of or the failure to assert by the Administrative Agent or any Bank against Borrower or its respective successors or assigns, any of the rights or remedies reserved to the Administrative Agent and the Banks pursuant to the provisions of the Loan Documents. Guarantor agrees that any notice or directive given at any time to the Administrative Agent which is inconsistent with the waiver in the immediately preceding sentence shall be void and may be ignored by the Administrative Agent and the Banks, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason

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that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Banks have specifically agreed otherwise in a writing, signed by a duly authorized officer. Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of this transaction and that, but for this Guaranty and such waivers, the Administrative Agent and the Banks would decline to execute the Loan Documents.

3. Guarantor waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshalling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by the Administrative Agent of, this Guaranty. Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, offset, set-off or other objection of any kind to any action, suit or proceeding at law, in equity or otherwise, or to any demand or claim that may be instituted or made by the Administrative Agent other than the defense of the actual timely payment and performance by Borrower of the Guaranteed Obligations; provided, however, that the foregoing shall not be deemed a waiver of Guarantor’s right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Guarantor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Administrative Agent or any Bank in any separate action or proceeding. Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guaranty are not subject to any counterclaims, offsets or defenses against the Administrative Agent or any Bank of any kind.

4. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Banks and their respective successors and permitted assigns, and nothing herein contained shall impair as between Borrower or Guarantor and the Administrative Agent and the Banks the obligations of Borrower and Guarantor under the Loan Documents.

5. This Guaranty shall be a continuing, irrevocable, unconditional and absolute guaranty and the liability of Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished by reason of the happening, from time to time, of any of the following, none of which shall require notice or the further consent of Guarantor:

(a) any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of any of the Guaranteed Obligations or the Loan Documents or the invalidity or unenforceability of any of the foregoing; or

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(b) any extension of time that may be granted by the Administrative Agent or any Bank to Borrower, any guarantor, or their respective successors or assigns, heirs, executors, administrators or personal representatives; or

(c) any action which the Administrative Agent or any Bank may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver of, or failure to enforce, any of the rights, remedies, powers or privileges available to the Administrative Agent and the Banks under this Guaranty or available to the Administrative Agent and the Banks at law, in equity or otherwise, or any action on the part of the Administrative Agent or any Bank granting indulgence or extension in any form whatsoever; or

(d) any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which the Administrative Agent and/or the Banks have been granted a lien or security interest to secure any indebtedness of Borrower to the Administrative Agent and/or the Banks or any impairment of or failure to perfect any security interest therein; or

(e) any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by Borrower to the Administrative Agent and/or the Banks; or

(f) the application of any sums by whomsoever paid or however realized to any amounts owing by Borrower to the Administrative Agent and/or the Banks under the Loan Documents in such manner as the Administrative Agent shall determine in its sole discretion; or

(g) Borrower’s or any guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower’s or any guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting Borrower or any guarantor or any of the assets of any of them, including, without limitation, (i) the release or discharge of Borrower or any guarantor from the payment and performance of their respective obligations under any of the Loan Documents by operation of law, or (ii) the impairment, limitation or modification of the liability of Borrower or any guarantor in bankruptcy, or of any remedy for the enforcement of the Guaranteed Obligations under any of the Loan Documents, or Guarantor’s liability under this Guaranty, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute or law or from the decision in any court; or

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(h) any improper disposition by Borrower of the proceeds of the Loans, it being acknowledged by Guarantor that the Administrative Agent or any Bank shall be entitled to honor any request made by Borrower for a disbursement of such proceeds and that neither the Administrative Agent nor any Bank shall have any obligation to see to the proper disposition by Borrower of such proceeds.

6. Guarantor agrees that if at any time all or any part of any payment in respect of the Guaranteed Obligations at any time received by the Administrative Agent or any Bank by or on behalf of Borrower or Guarantor or any other Person is or must be rescinded or returned by the Administrative Agent or any Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or Guarantor or such other Person), then Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by such party, and Guarantor’s obligations hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, as though such previous payment had never been made.

7. Until this Guaranty is terminated pursuant to the terms hereof, Guarantor (i) shall have no right of subrogation against Borrower, any entity comprising same or any other guarantor by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder, (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Borrower, any entity comprising same by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder and (iii) from and after an Event of Default, subordinates any liability or indebtedness of Borrower, any entity comprising same or any other guarantor now or hereafter held by Guarantor or any affiliate of Guarantor to the obligations of Borrower, such other entity comprising same or such other guarantor under the Loan Documents.

8. Guarantor represents and warrants to the Administrative Agent and the Banks with the knowledge that the Administrative Agent and the Banks are relying upon the same, as follows:

(a) as of the date hereof, Guarantor is a [limited partnership][limited liability company], and is a Subsidiary of Borrower;

(b) based upon such relationship, Guarantor has determined that it is in its best interests to enter into this Guaranty;

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(c) this Guaranty is necessary and convenient to the conduct, promotion and attainment of Guarantor’s business, and is in furtherance of Guarantor’s business purposes;

(d) the benefits to be derived by Guarantor from Borrower’s access to the proceeds of the Loans are at least equal to the obligations undertaken pursuant to this Guaranty;

(e) Guarantor is solvent and has full power and legal right to enter into this Guaranty and to perform its obligations under the terms hereof and (i) Guarantor is organized and a validly existing juridical entity under the laws of its jurisdiction of formation, (ii) Guarantor has complied with all provisions of applicable law in connection with all aspects of this Guaranty, and (iii) the person executing this Guaranty has all the requisite power and authority to execute and deliver this Guaranty;

(f) to the best of Guarantor’s knowledge, there is no action, suit, proceeding, or investigation pending or threatened against or affecting Guarantor at law, in equity, in admiralty or before any arbitrator or any governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) which is likely to materially and adversely affect the property, assets or condition (financial or otherwise) of Guarantor or which is likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty;

(g) the execution and delivery of and the performance by Guarantor of its obligations under this Guaranty have been duly authorized by all necessary action on the part of Guarantor and do not (i) violate any provision of any law, rule, regulation (including, without limitation, Regulation U or X of the Federal Reserve Board of the United States), order, writ, judgment, decree, determination or award presently in effect having applicability to Guarantor or the organizational documents of Guarantor, the consequences of which violation would materially and adversely affect the property, assets or condition (financial or otherwise) of Guarantor or which is likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty or (ii) violate or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which Guarantor is a party, or by which Guarantor or any of its property is bound, the consequences of which violation, conflict, breach or default would materially and adversely affect the property, assets or condition (financial or otherwise) of Guarantor or which is likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty;

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(h) this Guaranty has been duly executed by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law;

(i) no authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Federal, state, local or foreign court, governmental agency or regulatory authority is required in connection with the making and performance by Guarantor of this Guaranty, except those which have already been obtained;

(j) Guarantor is not an “investment company” as that term is defined in, nor is it otherwise subject to regulation under, the Investment Company Act of 1940, as amended; and

(k) Guarantor is not engaged principally, or as one of its important activities, in the business of purchasing, carrying, or extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Federal Reserve Board of the United States).

9. Guarantor and the Administrative Agent each acknowledge and agree that this Guaranty is a guarantee of payment and performance and not of collection and enforcement in respect of any obligations which may accrue to the Administrative Agent and/or the Banks from Borrower under the provisions of any Loan Document.

10. Subject to the terms and conditions of the Agreement, and in conjunction therewith, the Administrative Agent may assign any or all of its rights under this Guaranty. In the event of any such assignment by the Administrative Agent, the Administrative Agent shall give Guarantor (or Borrower on its behalf) prompt notice of same. If the Administrative Agent or any Bank elects to sell all of its portion of the Loans or participations in the Loans and the Loan Documents, including this Guaranty, the Administrative Agent or any Bank may forward to each purchaser and prospective purchaser all documents and information relating to this Guaranty or to Guarantor, whether furnished by Borrower or Guarantor or otherwise, subject to the terms and conditions of the Agreement.

11. Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from time to time, any modification or amendment hereto or any additional instruments or documents reasonably considered necessary by the Administrative Agent or its counsel to cause this Guaranty to be, become or remain valid and effective in accordance with its terms, provided, that any such modification, amendment, additional instrument or document shall not increase Guarantor’s obligations or diminish its rights hereunder and shall be reasonably satisfactory as to form to Guarantor and to Guarantor’s counsel.

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12. The representations and warranties of Guarantor set forth in this Guaranty shall survive until this Guaranty shall terminate in accordance with the terms hereof.

13. This Guaranty contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharged except by a written agreement signed by Guarantor and the Administrative Agent (acting with the requisite consent of the Banks as provided in the Agreement).

14. If all or any portion of any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions thereof shall continue in full force and effect.

15. This Guaranty may be executed in counterparts which together shall constitute the same instrument.

16. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission followed by telephonic confirmation or similar writing) and shall be addressed to such party at the address set forth below or to such other address as may be identified by any party in a written notice to the others:

If to Guarantor:	c/o Equity Residential Two North Riverside Plaza Suite 400 Chicago, Illinois 60606 Attn: Chief Financial Officer

With Copies of Notices to Guarantor to:	Equity Residential Two North Riverside Plaza Suite 400 Chicago, Illinois 60606 Attn: General Counsel

and

DLA Piper LLP (US) 203 North LaSalle Street Suite 1900 Chicago, Illinois 60601 Attn: James M. Phipps, Esq.

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If to the Administrative Agent:	Bank of America, N.A. Structured Debt Group Mail Code 231 South LaSalle Street Chicago, IL 60697 Attn:

With Copies of Notices to the Administrative Agent to:	Kaye Scholer LLP 425 Park Avenue New York, New York 10022 Attn: Edmond Gabbay, Esq.

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received, (ii) if given by certified or registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section.

17. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise by Borrower or Guarantor, with respect to the Guaranteed Obligations shall, if the statute of limitations in favor of Guarantor against the Administrative Agent and the Banks shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

18. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Banks and their respective successors and permitted assigns; provided, however, that Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks, and any such attempted assignment or transfer without such consent shall be null and void.

19. The failure of the Administrative Agent to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Administrative Agent or any Bank, nor excuse Guarantor from its obligations hereunder. Any waiver of any such right or remedy to be enforceable against the Administrative Agent and the Banks must be expressly set forth in a writing signed by the Administrative Agent (acting with the requisite consent of the Banks as provided in the Agreement).

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20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

(b) Any legal action or proceeding with respect to this Guaranty and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois, and, by execution and delivery of this Guaranty, Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor at its address for notices set forth herein. Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.

(c) GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. IT IS HEREBY ACKNOWLEDGED BY GUARANTOR THAT THE WAIVER OF A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE BANKS TO ACCEPT THIS GUARANTY AND THAT THE LOANS AND OTHER EXTENSIONS OF CREDIT MADE BY THE BANKS IS MADE IN RELIANCE UPON SUCH WAIVER. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE, FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED BY THE ADMINISTRATIVE AGENT IN COURT AS A WRITTEN CONSENT TO A NON-JURY TRIAL.

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(d) Guarantor does hereby further covenant and agree to and with the Administrative Agent and the Banks that Guarantor may be joined in any action against Borrower in connection with the Loan Documents and that recovery may be had against Guarantor in such action or in any independent action against Guarantor (with respect to the Guaranteed Obligations), without the Administrative Agent and the Banks first pursuing or exhausting any remedy or claim against Borrower or its successors or assigns. Guarantor also agrees that, in an action brought with respect to the Guaranteed Obligations in any jurisdiction, it shall be conclusively bound by the judgment in any such action by the Administrative Agent (wherever brought) against Borrower or its successors or assigns, as if Guarantor were a party to such action, even though Guarantor was not joined as a party in such action.

(e) Guarantor agrees to pay all reasonable expenses (including, without limitation, attorneys’ fees and disbursements) which may be incurred by the Administrative Agent or the Banks in connection with the enforcement of their rights under this Guaranty, whether or not suit is initiated.

21. Notwithstanding anything to the contrary contained herein (but subject to Section 6 hereof), this Guaranty shall terminate and be of no further force or effect upon the earlier to occur of (i) full performance and payment of the Guaranteed Obligations hereunder and (ii) the occurrence of a Subsidiary Guaranty Release Event (as such term is defined in the First Amendment). Upon termination of this Guaranty in accordance with the terms of this Guaranty, the Administrative Agent promptly shall deliver to Guarantor such documents as Guarantor or Guarantor’s counsel reasonably may request in order to evidence such termination.

22. All of the Administrative Agent’s and the Banks’ rights and remedies under each of the Loan Documents or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Administrative Agent or any Bank.

23. Notwithstanding anything contained herein to the contrary, in no event shall the Guaranteed Obligations equal or exceed such an amount that, as of the date hereof, would render, or would be deemed to render, Guarantor insolvent.

24. No claim may be made by Guarantor or any other Person acting by or through Guarantor against the Administrative Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Guaranty or by the other Loan Documents, or any act,

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omission or event occurring in connection therewith; and Guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date and year first above written.

GUARANTOR:

[INSERT SIGNATURE BLOCK]

By:
Name:
Title:

ACCEPTED:

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

By:
Name:
Title:

ACKNOWLEDGMENT FOR GUARANTOR

STATE OF ILLINOIS )

                                      ) ss.

COUNTY OF COOK  )

On             , 20__, before me personally came             , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that [s]he is the             of             , and that [s]he executed the foregoing instrument in the organization’s name, and that [s]he had authority to sign the same, and [s]he acknowledged to me that [s]he executed the same as the act and deed of said organization for the uses and purposes therein mentioned.

[Seal]

Notary Public

Schedule I

New Commitments

Bank	Dollar Commitment	Alternate Currency Commitment	Total New Commitment
Bank of America, N.A.	$23,000,000	$2,000,000	$25,000,000

JPMorgan Chase Bank, N.A.	$23,000,000	$2,000,000	$25,000,000

Wells Fargo Bank, National Association	$23,000,000	$2,000,000	$25,000,000

SunTrust Bank	$18,000,000	$2,000,000	$20,000,000

U.S. Bank National Association	$18,000,000	$2,000,000	$20,000,000

Barclays Bank Plc	$41,000,000	$9,000,000	$50,000,000

Deutsche Bank AG, New York Branch	$18,000,000	$2,000,000	$20,000,000

Morgan Stanley Bank, N.A.	$18,000,000	$2,000,000	$20,000,000

PNC Bank, National Association	$41,000,000	$9,000,000	$50,000,000

Royal Bank of Canada	$44,000,000	$11,000,000	$55,000,000

The Bank of Nova Scotia	$44,000,000	$11,000,000	$55,000,000

Compass Bank	$16,000,000	$4,000,000	$20,000,000

The Bank of New York Mellon	$13,000,000	$2,000,000	$15,000,000

Regions Bank	$20,000,000	$10,000,000	$30,000,000

Sumitomo Mitsui Banking Corp., New York	$10,000,000	$10,000,000	$20,000,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$10,000,000	$10,000,000	$20,000,000

Union Bank, N.A.	$10,000,000	$10,000,000	$20,000,000

Capital One, N.A.	$10,000,000	$0	$10,000,000

Total	$400,000,000	$100,000,000	$500,000,000